HIIQ Enters into Expanded $30 Million Revolving Credit Facility with SunTrust

Tampa, FL— July 19, 2017 — (GLOBE NEWSWIRE) — Health Insurance Innovations, Inc. (NASDAQ: HIIQ), a leading developer, distributor, and cloud-based administrator of affordable health insurance and supplemental plans, announced today that its subsidiary Health Plan Intermediaries Holdings, LLC entered into an expanded revolving credit facility with SunTrust Bank, providing access to up to $30.0 million of capital to the company and its subsidiaries to be used for general corporate purposes, including working capital needs, capital expenditures, and permitted acquisitions. Under the agreement, the company has the right to establish one or more additional term loans by up to an additional $20.0 million, subject to terms contained in the agreement. As of the quarter ended March 31, 2017, HIIQ and its subsidiaries had no outstanding debt. Additional details concerning the credit facility and term loan will be contained in HIIQ’s Form 8-K to be filed with the Securities and Exchange Commission regarding the credit facility.

“We are pleased to continue our successful relationship with SunTrust, and we value their confidence in our business,” said HIIQ’s CFO, Michael Hershberger. “This expanded credit facility strengthens our access to capital and provides us flexibility to continue to execute our strategic vision and build on our record of innovation and success.”

About Health Insurance Innovations, Inc. (HIIQ)

HIIQ is a market leader in developing innovative health insurance products that are affordable and meet the needs of health insurance plan shoppers. HIIQ develops insurance products through our relationships with best-in-class insurance companies and markets them via its broad distribution network of licensed insurance agents across the nation, its call center network, and its unique online capability. Additional information about HIIQ can be found at HIIQuote.com. HIIQ’s Consumer Division includes AgileHealthInsurance.com, a website for researching, comparing and purchasing short-term health insurance products online, and HealthPocket.com, a free website that compares and ranks all health insurance plans and uses objective data to publish unbiased health insurance market analyses and other consumer advocacy research.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans and projections regarding new markets, products, services, growth strategies, anticipated trends in our business and anticipated changes and developments in the United States health insurance system and laws. Forward-looking statements are based on HIIQ’s current assumptions, expectations and beliefs are generally identifiable by use of words “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or similar expressions and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include, among other things, our ability to maintain relationships and develop new relationships with health insurance carriers and distributors, our ability to retain our members, the demand for our products, the amount of commissions paid to us or changes in health insurance plan pricing practices, our ability to integrate our acquisitions, competition, changes and developments in the United States health insurance system and laws, and HIIQ’s ability to adapt to them, the ability to maintain and enhance our name recognition, difficulties arising from acquisitions or other strategic transactions, and our ability to build the necessary infrastructure and processes to maintain effective controls over financial reporting. These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are discussed in HIIQ’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) as well as other documents that may be filed by HIIQ from time to time with the Securities and Exchange Commission, which are available at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. You should not rely on any forward-looking statement as representing our views in the future. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contacts

Michael Hershberger, CFO, Health Insurance Innovations, Inc. 813-280-1282

John Evans, Investor Relations, PIR Communications, 415-309-0230, ir@hiiquote.com